Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-58526 of Computer Sciences Corporation on Form S-8 of our report dated June 25, 2009, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP
Los Angeles, California
June 25, 2009

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